Exhibit 5.16

March 21, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Offer for All Outstanding 8.000% Senior Notes Due 2019 of CHS/Community Health Systems, Inc. in Exchange for 8.000% Senior Exchange Notes Due 2019 of CHS/Community Health Systems, Inc. – Registration Statement filed on or about March 21, 2012 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Tennessee counsel to CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below), each organized and existing under the laws of the State of Tennessee, in connection with the public offering of up to $1.0 billion aggregate principal amount of 8.000% Senior Exchange Notes Due 2019 (the “New Notes”) of the Company which are to be unconditionally guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Company’s wholly-owned subsidiaries, including the Tennessee entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Guarantors”). The New Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount and denomination of the Company’s issued and outstanding 8.000% Senior Notes Due 2019 (the “Old Notes”), as contemplated by the Registration Rights Agreement dated as of November 22, 2011 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the “Initial Purchasers.” The New Notes are to be issued by the Company, and the Guarantees are to be made by the Guarantors, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission on or about March 21, 2012. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 22, 2011, by and among the Company, Community Health Systems, Inc., a Delaware corporation, those “Subsidiary Guarantors” that from time to time become parties to the Indenture and U.S. Bank National Association, as trustee (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

CHS/Community Health Systems, Inc.

March 21, 2012

In connection with this opinion, we have (i) investigated such questions of law, and (ii) examined originals or certified, conformed or reproduction copies of the agreements, instruments, documents, and records of the Guarantors and such certificates of public officials and such other documents as are listed on Schedule II attached hereto. We have reviewed no other documents in connection with the preparation or issuance of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed that none of the Guarantors is insolvent or shall be rendered insolvent as a result of providing the Guarantees pursuant to the Indenture.

As to any facts material to the opinion expressed herein which have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

Members of this firm are admitted to the Bar in the State of Tennessee, and we do not express any opinion as to the laws of any other jurisdiction, including federal law.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Based solely on the respective Tennessee Certificates of Existence for such entities described on Schedule II, each Guarantor is validly existing under the laws of the State of Tennessee.

2. Each Guarantor has the requisite corporate power and authority to execute and deliver and to perform its obligations under the Indenture.

3. Each Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

We express no opinion as to whether the execution and delivery by the Company of the Indenture and the New Notes and the execution and the delivery by each Guarantor of the Indenture and the Guarantee to which it is a party, and the performance by the Company and each of the Guarantors of their respective obligations thereunder violate, conflict with or constitute a default under or will violate, conflict with or constitute a default under any agreement or instrument of which the Company or any Guarantor or its properties is subject. We express no opinion as to the enforceability of the Guarantees or the Indenture.

CHS/Community Health Systems, Inc.

March 21, 2012

We hereby consent to the filing of this opinion as Exhibit 5.16 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement, and to the reference to this firm in the prospectus contained in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Tennessee law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP
BRADLEY ARANT BOULT CUMMINGS LLP

(Tennessee)

Schedule I

Guarantors

1.	Brownsville Hospital Corporation, a Tennessee corporation

2.	Cleveland Hospital Corporation, a Tennessee corporation

3.	Dyersburg Hospital Corporation, a Tennessee corporation

4.	Hospital of Morristown, Inc., a Tennessee corporation

5.	Jackson Hospital Corporation, a Tennessee corporation

6.	Lakeway Hospital Corporation, a Tennessee corporation

7.	Lexington Hospital Corporation, a Tennessee corporation

8.	Martin Hospital Corporation, a Tennessee corporation

9.	McNairy Hospital Corporation, a Tennessee corporation

10.	Shelbyville Hospital Corporation, a Tennessee corporation

(Tennessee)

Schedule II

1.	Certificates of Existence for the following entities issued by the Tennessee Secretary of State on the respective dates listed below:

Brownsville Hospital Corporation	March 15, 2012

Cleveland Hospital Corporation	March 15, 2012

Dyersburg Hospital Corporation	March 15, 2012

Hospital of Morristown, Inc.	March 19, 2012

Jackson Hospital Corporation	March 15, 2012

Lakeway Hospital Corporation	March 15, 2012

Lexington Hospital Corporation	March 15, 2012

Martin Hospital Corporation	March 15, 2012

McNairy Hospital Corporation	March 15, 2012

Shelbyville Hospital Corporation	March 19, 2012

2.	Charters and applicable amendment documents for the following entities provided by the Company through access to its intranet site:

Brownsville Hospital Corporation

Cleveland Hospital Corporation

Dyersburg Hospital Corporation

Hospital of Morristown, Inc.

Jackson Hospital Corporation

Lakeway Hospital Corporation

Lexington Hospital Corporation

Martin Hospital Corporation

McNairy Hospital Corporation

Shelbyville Hospital Corporation

3.	Bylaws for the following entities provided by the Company through access to its intranet site:

Brownsville Hospital Corporation

Cleveland Hospital Corporation

Dyersburg Hospital Corporation

Hospital of Morristown, Inc.

Jackson Hospital Corporation

Lakeway Hospital Corporation

Lexington Hospital Corporation

Martin Hospital Corporation

McNairy Hospital Corporation

Shelbyville Hospital Corporation

4.	Resolutions for each of the Guarantors adopted by the Board of Directors of each of the Guarantors.

5.	The Registration Statement